Exhibit 33.5

MANAGEMENT'S ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA
PURSUANT TO ITEM 1122 OF REGULATION AB

Management of Berkeley Point Capital LLC ("BPC") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to its role in the servicing of commercial mortgage-backed securities transactions conducted by BPC (the "Platform") as of and for the year ended December 31, 2015 (the "Reporting Period"). Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

BPC's management has assessed BPC's compliance with the applicable servicing criteria during the Reporting Period. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission ("SEC") in paragraph (d) of Item 1122 of Regulation AB, excluding the criteria set forth in Appendix B, which management has determined are not applicable to the servicing activities it performs with respect to the Platform.

With respect to applicable servicing criteria identified in Appendix C, there were no activities performed for the Reporting Period with respect to the Platform, because there was no occurrence of events that would require BPC to perform such activities.

With respect to servicing criterion 1122(d)(1)(v), 1122(d)(2)(vi) and 1122(d)(2)(vii), management has engaged Midland Loan Services, a division of PNC Bank, National Association ("Midland") to perform the activities required by these servicing criteria. BPC's management has determined that Midland is not a "servicer" as defined in Item 1101(j) of Regulation AB, and BPC's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to Midland as permitted by the SEC's Compliance and Disclosure Interpretation (C&DI") 200.06, Vendors Engaged by Servicers (C&DI 200.06) (formerly SEC Regulation AB Manual of Publicly Available Telephone Interpretations, 17.06). Management has policies and procedures in place designed to provide reasonable assurance that Midland's activities comply in all material respects with the servicing criteria applicable to Midland. BPC has not identified and is not aware of any material instances of noncompliance by Midland with the applicable servicing criteria during the Reporting Period, with respect to the Platform taken as a whole, nor has it identified any material deficiencies in its policies and procedures to monitor the compliance by Midland with the applicable servicing criteria during the Reporting Period with respect to the Platform taken as a whole. BPC is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for Midland and the related criteria.

Based on such assessment, management believes that with respect to the Reporting Period, BPC has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the SEC, including servicing criterion 1122(d)(1)(v), 1122(d)(2)(vi) and 1122(d)(2)(vii) for which compliance is determined based on C&DI 200.06 as described above relating to its role in the servicing of the Platform.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria with respect to the Reporting Period.

Appendix A to Management's Assessment

List of Loan for the Commercial Mortgage-Backed Securities constituting the "Platform"

Loan #	Primary Borrower	Primary Collateral	Securitization

201414364	Marble Cliff Commons Apartments LLC	Marble Cliff Commons	COMM 2014-CCRE 17 Mortgage Trust Commercial Mortgage Pass-Through Certificates

201414099	YTC Butterfield Owner LLC	Yorktown Center	Commercial Mortgage Pass-Through Certificates Series 2014-FL1

201414268	WC 717 N Harwood Properties LLC	717 North Harwood	Commercial Mortgage Pass-Through Certificates Series 2014-FL1

201416328	BOT, LLC	Library Lofts West	COMM 2014-UBS4 Mortgage Trust Commercial Mortgage Pass-Through Certificates

201416895	Pasadena East Office Investors LP	2700 East Foothill	COMM 2014-UBS4 Mortgage Trust Commercial Mortgage Pass-Through Certificates

201416006	Sunroad Centrum Office One Partners, LP	Bridgepoint Tower	COMM 2014-CCRE19 Mortgage Trust Commercial Mortgage Pass-Through Certificates

201416709	Millpond Village Apartments, II, LLC	Millpond Village Apartments	Commercial Mortgage Pass-Through Certificates Series 2014-GC24

201417736	Towne Independent Living, LLC	Towne Village	COMM 2014-CCRE20 Mortgage Trust Commercial Mortgage Pass-Through Certificates

201418750	ST Mall Owner, LLC	South Towne Center	Commercial Mortgage Pass-Through Certificates Series 2014-FL2

201416474	29th Street Hotel Owner LLC	Hotel Martha Washington	Commercial Mortgage Pass-Through Certificates Series 2014-FL2

201409550	KRE Colonie Owner, LLC	Colonie Center	Commercial Mortgage Pass-Through Certificates Series 2014-FL2

201416542	Curtis Center TIC I, LLC	The Curtis Center	Commercial Mortgage Pass-Through Certificates Series 2014-FL2

201518310	Candlewood Lake Plaza, LLC.	Candlewood Lake Plaza	COMM 2015-LC19 Mortgage Trust Commercial Mortgage Pass-Through Certificates

201418799	Canoga Office Investors LP	5950 Canoga Avenue	Commercial Mortgage Pass-Through Certificates Series 2015-GC28

201417076	Chestnut Oaks Land, Inc.	Chestnut Oaks Condominium	Commercial Mortgage Pass-Through Certificates Series 2015-GC28

201521700	Stony Brook Management, LLC.	Stony Brook MHP	Commercial Mortgage Pass-Through Certificates Series 2015-GC30

201521697	North View Manor, LLC.	North View Manor MHP	Commercial Mortgage Pass-Through Certificates Series 2015-GC30

201520588	Stonegate Apartments, LLC.	Stonegate Apartments	Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23

201519159	College Station Apartments, LLC.	College Station & The Polos	Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23

201521177	Mayfield NM, LLC	Luxe Villas	Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23

201521698	The Pines at West Penn, LLC.	Pines at West Penn MHP	Commercial Mortgage Pass-Through Certificates Series 2015-LC21

201521695	Indian Run Village, LLC.	Indian Run Village MHP	Commercial Mortgage Pass-Through Certificates Series 2015-LC21

211521998	Eden Roc, LLLP.	Eden Roc	COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates

221521998	Eden Roc, LLLP.	Eden Roc A2	COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates

231521998	Eden Roc, LLLP.	Eden Roc A3	COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates

241521998	Eden Roc, LLLP.	Eden Roc A4	COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates

201523536	Newberry Estates Management, LLC.	Newberry Estates MHP	COMM 2015-CCRE26 Mortgage Trust Commercial Mortgage Pass-Through Certificates

201521902	Clan Keith Real Estate Investments, LLC.	Leisure Lake MHP	COMM 2015-CCRE26 Mortgage Trust Commercial Mortgage Pass-Through Certificates

201519207	EIP HOLLISTON, LLC.	89 Cross Street	COMM 2015-CCRE26 Mortgage Trust Commercial Mortgage Pass-Through Certificates

201523541	Cedar Manor Management, LLC.	Cedar Manor MHP	COMM 2015 CCRE27 Mortgage Trust Commercial Mortgage Pass-Through Certificates

201523532	Brookhaven MHP Management, LLC.	Brookhaven MHP	COMM 2015 CCRE27 Mortgage Trust Commercial Mortgage Pass-Through Certificates

211523066	NMS 1539, LLC.	Luxe at 1539 Al	COMM 2015 CCRE27 Mortgage Trust Commercial Mortgage Pass-Through Certificates

221523066	NMS 1539, LLC.	Luxe at 1539 A2	COMM 2015 CCRE27 Mortgage Trust Commercial Mortgage Pass-Through Certificates

231523066	NMS 1539, LLC.	Luxe at 1539 A3	COMM 2015 CCRE27 Mortgage Trust Commercial Mortgage Pass-Through Certificates

211521599	Hualalai Investors, LLC.	Four Seasons Hualalai A-1	GSCCRE Commercial Mortgage Trust 2015-HULA Commercial

Mortgage Pass-Through Certificates, Series 2015-HULA

231521599	Hualalai I nvestors, LLC.	Four Seasons Hualalai A-2	GSCCRE Commercial Mortgage Trust 2015-HULA Commercial Mortgage Pass-Through Certificates, Series 2015-HULA

271521599	Hualalai Investors, LLC.	Four Seasons Hualalai	GSCCRE Commercial Mortgage Trust 2015-HULA Commercial Mortgage Pass-Through Certificates, Series 2015-HULA

281521599	Hualalai Investors, LLC.	Four Seasons Hualalai C-1	GSCCRE Commercial Mortgage Trust 2015-HULA Commercial Mortgage Pass-Through Certificates, Series 2015-HULA

291521599	Hualalai Investors, LLC.	Four Seasons Hualalai	GSCCRE Commercial Mortgage Trust 2015-HULA Commercial Mortgage Pass-Through Certificates, Series 2015-HULA

301521599	Hualalai Investors, LLC.	Four Seasons Hualalai	GSCCRE Commercial Mortgage Trust 2015-HULA Commercial Mortgage Pass-Through Certificates, Series 2015-HULA

311521599	Hualalai Investors, LLC.	Four Seasons Hualalai	GSCCRE Commercial Mortgage Trust 2015-HULA Commercial Mortgage Pass-Through Certificates, Series 2015-HULA

201523538	Deer Run Management, LLC.	Deer Run MHP	Commercial Mortgage Pass-Through Certificates Series 2015-GC34

201523533	Meadowview Management, LLC.	Meadow View Estates MHP	Commercial Mortgage Pass-Through Certificates Series 2015-GC34

201523530	Mill Creek MHP Management, LLC.	Mill Creek Estates	Commercial Mortgage Pass-Through Certificates Series 2015-GC34

221524031	Hudson Element LA, LLC.	Element LA	Commercial Mortgage Pass-Through Certificates Series 2015-GS1

201517274	Landings Shops & Offices, Ltd.	The Landings (Offices)	COMM 2015-LC23 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Appendix B to Management's Assessment

Regulation AB Item 1122(d) criteria determined to be not applicable:

•	1122(d)(1)(iii)
•	1122(d)(2)(ii)
•	1122(d)(2)(iii)
•	1122(d)(3)(i)
•	1122(d)(3)(ii)
•	1122(d)(3)(iv)
•	1122(d)(4)(ii)
•	1122(d)(4)(vii)
•	1122(d)(4)(xv)

Appendix C to Management's Assessment

Regulation AB Item 1122(d) criteria that BPC is under contract to perform the activities required, but for which there were no occurrences of events for the year ended December 31, 2015 that required them to perform such activities:

•	1122(d)(4)(i)
•	1122(d)(4)(iii)
•	1122(d)(4)(vi)
•	1122(d)(4)(viii)
•	1122(d)(4)(xii)
•	1122(d)(4)(xiv)